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                                                                     EXHIBIT 4.1


                            AMENDMENT NO. 3 TO THE
                         CENTRAL GARDEN & PET COMPANY
                      1993 OMNIBUS EQUITY INCENTIVE PLAN

     CENTRAL GARDEN & PET COMPANY, having adopted the Central Garden & Pet Company 1993 Omnibus Equity Incentive Plan (the "Plan"), effective as of October 19, 1993, and amended the Plan on two subsequent occasions, hereby again amends the Plan, effective as of November 6, 1997, by deleting the numeral 2,000,000 from the first sentence of Section 4.1 thereof and substituting the numeral 4,000,000 therefor.

     IN WITNESS WHEREOF, Central Garden & Pet Company, by its duly authorized officer, has executed this Amendment No. 3 to the Plan on the date indicated below.

                                         CENTRAL GARDEN & PET COMPANY




Dated:  December 9, 1997                 By  /s/ Robert B. Jones
                                             ----------------------------------
                                         Title  Vice President and Chief
                                                Financial Officer